EXHIBIT 10.2

ADDENDUM TO EMPLOYMENT AGREEMENT

BETWEEN

DEAN PERSONNE AND PEAK INTERNATIONAL LIMITED

Whereas, the parties entered into an employment agreement dated February 15, 2005, amended as of July 7, 2005, March 23, 2006 and August 25, 2006 (hereinafter the “Agreement”); and

Whereas, the parties desire to amend paragraph 2.2 of the Agreement;

Now, therefore, the parties agree as follows:

Paragraph 2.2 of the Agreement is deleted and the following substituted in lieu thereof: “Effective May 14, 2007 and after Employee’s signature below, Employee shall be paid a monthly salary of US$27,500 plus a 13th month bonus of one month’s pay if employee is employed by the Company on the date the Company shall elect to pay 13th month bonuses in Hong Kong. In the first year, any such bonus shall be prorated based on a fraction the numerator of which is the number of days of employment by the Company during the prior 365 days and the denominator of which is 365.”

In witness whereof, the parties have executed this addendum on the later to occur of May 14, 2007 (the effective date) or the last date signed below.

PEAK INTERNATIONAL LIMITED	DEAN PERSONNE

/s/ John Supan	/s/ Dean Personne
By: John Supan, Chief Financial Officer

30 May 2007	30 May 2007
Date:	Date: